UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2026

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 29, 2026, Capital Bank, N.A. (the "Bank"), the wholly owned subsidiary of Capital Bancorp, Inc. (the "Company"), entered into a purchase and assumption agreement (the "Agreement") with respect to the Bank's branch office located at North Riverside, Illinois. Pursuant to the Agreement, another financial institution will purchase the branch office as well as certain loans and other assets attributed to the branch office, and will also assume certain deposit and other liabilities attributed to the branch office (the "Transaction"). At June 30, 2026, there were approximately $123.9 million of deposits held at the branch office. Based upon the composition of deposits at June 30, 2026, the Bank would have received a deposit premium of approximately $3.3 million had the Transaction been completed on that date. The Bank will also receive a payment equal to the unpaid principal balance of loans transferred in the transaction. The parties will determine, within 30 days of the date of the Agreement, which loans will be purchased by the other financial institution.

Consummation of the Transaction remains subject to customary closing conditions, including the receipt of all required regulatory approvals. Luse Gorman, PC is serving as legal counsel to the Bank in the transaction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the Transaction, the expected benefits of the Transaction, the amount of deposits, loans and other assets and liabilities to be transferred, the anticipated deposit premium and other consideration to be received, the timing of the closing of the Transaction, and the ability to satisfy closing conditions and obtain required regulatory approvals.

Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “expect,” “estimate,” “continue,” “plan,” “project,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements.

Such risks, uncertainties and assumptions include, among others: (i) the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the anticipated benefits of the Transaction); (ii) the possibility that the Transaction does not close when expected or at all because required approvals are not received or other closing conditions are not satisfied on a timely basis or at all; (iii) the possibility that the amounts of deposits, loans or other assets and liabilities ultimately transferred differ from current estimates; (iv) the possibility that the anticipated financial benefits of the Transaction, including the anticipated deposit premium and other consideration, are not realized when expected or at all; (v) the possibility that the Transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; (vi) the diversion of management's attention from ongoing business operations and opportunities; (vii) potential adverse reactions of customers or changes to business or employee relationships resulting from the announcement or completion of the Transaction; (viii) general competitive, economic, political and market conditions; and (ix) other factors that may affect future results of the Company, including, among others, changes in asset quality and credit risk, changes in interest rates, deposit flows, inflation, customer borrowing, repayment, investment and deposit practices, and legislative and regulatory actions and reforms.

These factors are not necessarily all of the factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could adversely affect future results. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially can be found in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents subsequently filed with the Securities and Exchange Commission. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

Date: September 30, 2026	By: /s/ Jacob Dalaya
Name: Jacob Dalaya
Title: Chief Financial Officer

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